UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026 (January 14, 2026)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On January 14, 2026, Veea Inc., a Delaware corporation (the “Company” and White Lion Capital, LLC, a Nevada limited liability company (“White Lion”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company agreed to issue, and White Lion agreed to purchase, at one or more closings, on the terms and conditions contained in the Note Purchase Agreement, unsecured promissory notes in the aggregate funded amount of up to $2,500,000 (the “Convertible Notes”) and common stock warrants (the “Warrants” and collectively with the Convertible Notes, the “Securities”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The first closing occurred on January 14, 2026 (the “First Closing”) at which the Company issued, and White Lion purchased, a Convertible Note with a face amount of $555,556 and Warrant to purchase 990,099 shares of Common Stock (the “Warrant Shares”) with an exercise price of $0.505 per share. At the First Closing, the Company received cash proceeds of $475,000, net of original issuance discount and certain transaction expenses.

The Convertible Notes mature 12-months from the date of issuance and accrue interest at an annual rate of five (5) percent per annum. The Convertible Notes are convertible, in whole or in part, into shares of Common Stock (the “Conversion Shares”) at the option of White Lion, at a price per share equal to the lesser of (i) $0.75 per share and (ii) 90% of the lowest VWAP (calculated as set forth in the Convertible Notes) for the prior consecutive ten (10) trading-day period, in each case subject to certain equitable adjustments. The Convertible Notes contain ownership limitations pursuant to which White Lion does not have the right to exercise any portion of its Convertible Notes if it would result in White Lion (together with its affiliates) beneficially owning more than 4.99% (or, at the election of White Lion, 9.99%) of the outstanding Common Stock. The Convertible Notes are repayable by the Company at any time, in whole or in part, without premium or penalty, other than the Convertible Note issued at the First Closing. Upon an event of default, the outstanding principal amount of the outstanding Convertible Notes, plus accrued but unpaid interest will become immediately due and payable in full. Events of default include, among others, failure to pay any principal or interest amounts under the Convertible Notes, failure to perform covenants in the Convertible Notes and certain bankruptcy and insolvency conditions of the Company.

Under the terms of the Note Purchase Agreement, the Company agreed to sell at each closing, in addition to a Convertible Note one accompanying Warrant at a price per share equal to the Common Stock’s closing price on such closing date, subject to certain adjustments. The Warrants expire five years from the date of issuance. The Warrants contain ownership limitations pursuant to which White Lion does not have the right to exercise any portion of their Warrants if it would result in White Lion (together with its affiliates) beneficially owning more than 4.99% (or, at the election of White Lion, 9.99%) of the outstanding Common Stock. The Company may elect, by written notice to White Lion, (the “Call Notice”), to cause White Lion to exercise its unexercised Warrants, at the then effective exercise price, at any time that (i) all Warrant Shares are fully registered for resale pursuant to an effective registration statement and (ii) the closing price of the Common Stock has been greater than $3.00 per share for at least thirty (30) consecutive trading days preceding the date of the Call Notice.

Concurrently with the Note Purchase Agreement, the Company entered into a related Registration Rights Agreement (the “RRA”) with White Lion, pursuant to which the Company agreed to file, within 60 days following the First Closing, a Registration Statement with the Securities and Exchange Commission covering the resale by White Lion of the number of the Conversion Shares and the Warrant Shares. The RRA also contains usual and customary damages provisions for failure to file and failure to have the Registration Statement declared effective by the SEC within the time periods specified therein.

The Note Purchase Agreement, the Convertible Notes, the Warrants and the Registration Rights Agreement include other customary terms and conditions. The above description of the Warrants, Note Purchase Agreement, the Convertible Notes, and the Registration Rights Agreement are qualified in their entirety by the text of the Form of Warrant, the Note Purchase Agreement, Form of Convertible Note, and Registration Rights Agreement copies of which are attached as Exhibits 4.1, 10.1, 10.2, and 10.03, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Existing ELOC Agreement

On January 14, 2026, the Company and White Lion entered into an amendment (the “ELOC Amendment”) to the Common Stock Purchase Agreement dated December 2, 2024 (as amended, the “ELOC Purchase Agreement”). Pursuant to the ELOC Amendment, (a) the commitment period for sales of shares of Common Stock to White Lion was extended from December 2, 2026 to June 30, 2027 and (b) the Company agreed to issue additional shares of Common Stock to White Lion in consideration for its commitment in amounts equal to (i) $25,000 at the time of the ELOC Amendment, (ii) $50,000, if the Company has not sold to White Lion under the ELOC Purchase Agreement an aggregate of $1,250,000 in gross proceeds of Common Stock through April 15, 2026, (iii) $25,000, if the Company has not sold to White Lion under the ELOC Purchase Agreement an aggregate of $1,500,000 in gross proceeds of Common Stock through June 30, 2026. The number of shares of Common Stock issued in each instance is determined by dividing the dollar value of the shares of Common Stock to be issued by the average VWAP of the Common Stock for the ten-day trading period immediately prior to the issuance date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of White Lion in the Note Purchase Agreement, the issuance and sale of Convertible Notes and the Warrants was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The offer and sale of the Securities, the issuance of the Conversion Shares and the issuance of the Warrant Shares have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
4.1*	Form of Warrant
10.01*	Note Purchase Agreement dated January 14, 2026
10.02*	Form of Convertible Note
10.03*	Registration Rights Agreement dated January 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: January 20, 2026	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

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